Exhibit 99.1

FOR IMMEDIATE RELEASE
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For: Cathay General Bancorp                       Contact: Heng W. Chen
     777 N. Broadway                              (213) 625-4752
     Los Angeles, CA 90012

     CATHAY GENERAL BANCORP SUBMITS SUPERIOR PROPOSAL FOR GREAT EASTERN BANK
        PROVIDES GREAT EASTERN BANK SHAREHOLDERS MORE VALUE AND CERTAINTY

Los Angeles, Calif., January 10: Cathay General Bancorp (the "Company", NASDAQ:
CATY), the holding company for Cathay Bank, announced today that it had submitted a superior proposal to the board of directors of Great Eastern Bank. The Cathay proposal offers all shareholders of Great Eastern Bank $58.44 per share on a fixed value basis, which represents $5 per share more than Great Eastern Bank's announced transaction with UCBH Holdings, Inc., less the $5 million break-up fee that Great Eastern Bank will likely be paying UCBH.

The Cathay proposal is intended to qualify as a tax-free reorganization in which holders of up to 60% of the Great Eastern Bank shares may elect to receive Cathay shares, subject to pro-ration such that holders of at least 45% of the Great Eastern Bank shares will receive Cathay shares. Additionally, if the Cathay shares are valued at less than $31.86 at closing, the transaction will also be subject to pro-ration such that holders of no more than 45% of the Great Eastern shares will receive Cathay shares.

The Company has submitted a definitive agreement to Great Eastern Bank which contains other more favorable terms than the announced transaction between Great Eastern Bank and UCBH. In addition to providing for a higher price on a fixed value basis, the Cathay agreement eliminates any dissenter's rights condition and eliminates the requirement that the closing not take place in the final month of any fiscal quarter of the acquiror.

"We are pleased to announce our superior proposal to acquire Great Eastern," said Mr. Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of the Company. "We believe that our proposal offers the Great Eastern shareholders more value and greater certainty than Great Eastern's current transaction and we are hopeful that the Great Eastern board will work with us to consummate this transaction."

The Company also announced that it had previously informed Great Eastern Bank that holders of more than 40% of the Great Eastern Bank common stock have informed the Company that they do not support Great Eastern Bank's transaction with UCBH and that, therefore, the UCBH transaction cannot be expected to consummate.

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ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates twenty-nine branches in California, four branches in New York State, one in Massachusetts, one in Houston, Texas, two in Washington State, and representative offices in Taipei, Hong Kong, and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this news release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this news release are forward-looking statements. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the company's ability to successfully consummate a transaction with Great Eastern Bank or realize the benefits of such a transaction if consummated. These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004, its reports and registration statements filed (including those filed by GBC Bancorp prior to its merger with Cathay General Bancorp) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. All forward-looking statements speak only as of the date of this news release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events. There can be no guarantee that any transaction between Cathay General Bancorp and Great Eastern Bank will occur or what the price or terms of any such transaction may be.

Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.

ADDITIONAL INFORMATION

Subject to future developments, Cathay General Bancorp may file with the United States Securities and Exchange Commission a registration statement to register the Cathay General Bancorp shares which would be issued in the proposed transaction. Investors and security holders are urged to read the registration statement (when and if available) and any other relevant documents filed with the Commission, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the registration statement (when and if available) and other relevant documents at the Commission's Internet web site at www.sec.gov. The registration statement (when and if available) and such other documents may also be obtained free of charge from Cathay General Bancorp by directing such request to: Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012,
Attention: Investor Relations (213) 625-4749.